PDC Energy Reports Third Quarter 2010 Results; Production Increases Over Second Quarter 2010; Significant Drilling Activity Increase Over Third Quarter 2009

DENVER, CO, November 8, 2010: PDC Energy (“PDC” or the “Company”) (NASDAQ:PETD) today reported its third quarter 2010 operating and financial results.

Third Quarter 2010 Highlights

•
The Company reported net income from continuing operations attributable to shareholders for the third quarter 2010 of $3.2 million, or $0.16 per diluted share, compared with a September 30, 2009 quarterly net loss from continuing operations of $24.7 million, or $1.45 per diluted share.

•
Adjusted net loss from continuing operations, a non-GAAP financial measure defined below, was $1.9 million for the third quarter 2010, compared to an adjusted net loss from continuing operations of $3.4 million for the same 2009 period.

•	Third quarter 2010 results reflect a 4.6% increase in average realized sales prices (including realized gains on derivatives), to $6.42 per Mcfe compared to $6.14 per Mcfe for the third quarter 2009.

•	The Company drilled 39.7 total net wells during the third quarter 2010, compared to 21.0 total net wells drilled in the same 2009 period.

•	Third quarter 2010 production from continuing operations of 9.2 Bcfe was in line with guidance and above second quarter 2010 production from continuing operations of 8.6 Bcfe.

•	The Company’s liquidity at September 30, 2010 was at $198.1 million, compared to $238.2 million at December 31, 2009.

•
The Company amended and restated its revolving bank loan facility agreement on November 4, 2010.  The new facility increases the Company’s borrowing base, adds additional lenders, and amends certain other provisions including a cost reduction on its borrowing grid.  The bank commitment was increased by $45 million to $350 million.  Additionally, the maturity was extended to November 2015.

Richard W. McCullough, Chairman and Chief Executive Officer, stated, “Third quarter financial results were in-line with guidance and our production continues to exceed forecast.  In fact, with our recent Wolfberry Permian acquisitions and our planned fourth quarter increase in drilling, we are well ahead of our stated projections for oil and liquids production that we laid out earlier this year.  We now expect the oil and liquids component of our 2010 production exit rate to exceed 30%.

“Our drilling success in the Wattenberg Field, the acquisition of additional producing assets and acreage located in the Wolfberry trend, along with initiating our horizontal Niobrara drilling, has enabled us to increase to a six rig drilling program. To support this increase in drilling activity we recently upsized our borrowing base revolver to $350 million, extended the maturity to November 2015, and added additional lenders.  As we continue to successfully execute on our plans, 2011 is setting up to be a very good year in spite of challenging gas prices.”

Financial Results

Natural gas and oil sales revenues from the Company's continuing operations for the third quarter 2010 were up 12.1% to $48.1 million, an increase of $5.2 million from $42.9 million for the same 2009 period.  The average realized price of natural gas and oil, including realized gains and losses on derivatives, was $6.42 per Mcfe in the third quarter 2010 compared to $6.14 per Mcfe in the third quarter of 2009.  The average sales price for natural gas and oil, excluding realized and unrealized gains and losses on derivatives, during this year’s third quarter was $5.60 per Mcfe, an increase of 37.6% from $4.07 per Mcfe for the same quarter 2009.

Commodity price risk management contributed a gain of $19.0 million for the third quarter of 2010.  The $19.0 million gain was comprised of a $7.5 million realized gain and an $11.5 million unrealized gain.  Both the realized and unrealized gains were the result of lower natural gas and oil spot prices.  Commodity price risk management resulted in a net loss of $13.8 million for the third quarter 2009, which was comprised of a $21.8 million realized gain offset by a $35.6 million unrealized loss.

Natural gas and oil production and well operations costs from continuing operations increased 13.6% to $16.7 million, or $1.82 per Mcfe for the third quarter 2010, compared to $14.7 million, or $1.39 per Mcfe for the third quarter 2009.  The per Mcfe expense increase was primarily attributable to well workovers, which include tubing and casing repairs of $2 million, and environmental remediation charges of $1 million recorded in the third quarter 2010.

DD&A expense from continuing operations for the third quarter 2010 decreased 11.6% to $28.2 million, from $31.9 million in the respective 2009 quarter.  This decrease was primarily attributable to the 13.1% decrease in production volumes in the third quarter 2010 versus the third quarter 2009.  DD&A expense related to natural gas and oil properties for the third quarter 2010 was $26.5 million, or $2.87 per Mcfe, compared to $29.9 million, or $2.79 per Mcfe, for the third quarter 2009.

G&A expense increased to $10.4 million in the third quarter 2010, from $9.6 million in the same 2009 period.  The increase was primarily related to payroll and benefits recorded in the third quarter 2010, of which $0.5 million was related to increased stock compensation expense.

The Company’s exploration expense decreased from $6.6 million in the third quarter 2009 to $3.7 million in the third quarter 2010.  The decrease was largely the result of a $2.8 million third quarter 2009 impairment of North Dakota acreage related to the termination of an exploration agreement and costs recorded in the third quarter of 2009 for demobilization of drilling rigs in the Piceance Basin.

Interest expense decreased $1.0 million to $8.2 million in the third quarter 2010, from $9.2 million in the same period of 2009, primarily as a result of lower average outstanding borrowings under the Company’s bank credit facility during the third quarter 2010.  Debt to book capitalization was 36.7% at September 30, 2010.

Average Costs Related to Oil and Gas Operations (per Mcfe)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Average lifting costs (lease operating expense, exclusive of production taxes)	$ 1.21	$ 0.79	$ 1.16	$ 0.78
Exploration expense (less impairment and amortization)	$ 0.29	$ 0.28	$ 0.44	$ 0.33
DD&A (oil and gas properties only)	$ 2.87	$ 2.79	$ 2.89	$ 2.87

        Drilling Activity

As of September 30, 2010, a total of 38 gross wells, all of which were drilled in 2010, were waiting to be fractured and/or turned in line for gas pipeline connection.

Wells Drilled

	Three Months Ended September 30,				Nine Months Ended September 30,
	2010		2009		2010		2009
	Gross	Net	Gross	Net	Gross	Net	Gross	Net
Rocky Mountain Region:
Wattenberg	35	31.3	17	16.0	113	95.4	59	53.2
Piceance	7	7.0	-	-	23	23.0	1	1.0
NECO	-	-	2	1.0	-	-	7	3.5
North Dakota	-	-	-	-	2	0.5	1	0.5
Total Rocky Mountain Region	42	38.3	19	17.0	138	118.9	68	58.2
Appalachian Basin	2	1.4	4	4.0	6	3.7	7	7.0
Total Wells Drilled	44	39.7	23	21.0	144	122.6	75	65.2

Gas and Oil Sales and Production

Natural gas and oil sales from the Company’s continuing operations for the third quarter 2010 were up 12.1% to $48.1 million compared to $42.9 million for the same prior year period, an increase of $5.2 million.  The revenue increase was attributable to a 37.6% increase in weighted average prices per Mcfe in the third quarter 2010 versus the third quarter 2009, offset by a 13.1% production decrease in the third quarter 2010 versus the third quarter of 2009.

Production from continuing operations for the third quarter 2010 was 13.1% below production for the same period in 2009 due to the Company’s decision to reduce capital spending in 2009 in response to the weaker commodity price environment, and the contribution of Shallow Devonian producing properties in the Appalachian Basin to the PDC Mountaineer LLC joint venture.

The following table provides production from continuing operations for the three months and nine months ended September 30, 2010 and 2009:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
			Percentage			Percentage
	2010	2009	Change	2010	2009	Change
Production
Natural gas (Mcf)
Rocky Mountain Region	6,457,832	7,683,151	-15.9%	18,764,728	23,195,519	-19.1%
Appalachian Basin(1)	612,447	968,494	-36.8%	1,813,690	2,971,374	-39.0%
Other	76,861	16,877	*	112,731	92,825	21.4%
Total	7,147,140	8,668,522	-17.6%	20,691,149	26,259,718	-21.2%
Oil (Bbls)
Rocky Mountain Region	322,182	308,277	4.5%	946,045	989,035	-4.3%
Appalachian Basin(1)	2,334	3,338	-30.1%	4,181	7,241	-42.3%
Other	11,494	235	*	11,494	745	*
Total	336,010	311,850	7.7%	961,720	997,021	-3.5%
Natural gas equivalents (Mcfe)
Rocky Mountain Region	8,390,924	9,532,813	-12.0%	24,440,998	29,129,729	-16.1%
Appalachian Basin(1)	626,451	988,522	-36.6%	1,838,776	3,014,820	-39.0%
Other	145,825	18,287	*	181,695	97,295	86.7%
Total	9,163,200	10,539,622	-13.1%	26,461,469	32,241,844	-17.9%

* Percentage change not meaningful or greater than 300%.

(1) For the three and nine months ended 2010, the decrease in production was the result of our contribution of natural gas and oil properties to PDCM.

Gas and Oil Derivative Activities

The Company uses various derivative instruments to manage fluctuations in natural gas and oil prices.  PDC has in place a series of floors, collars, fixed price swaps and basis swaps on a portion of its natural gas and oil production.  A complete listing of the Company’s derivative positions as of September 30, 2010 is included in the Company’s Form 10-Q, available at the Company’s website at www.petd.com.

Non-GAAP Financial Measures

This release refers to "adjusted cash flow from operations" and “adjusted net income (loss) from continuing operations” both of which are non-GAAP financial measures.  Adjusted cash flow from operations is the cash flow earned or incurred from operating activities without regard to the collection or payment of associated receivables or payables.  Adjusted net income (loss) from continuing operations is net income (loss) from continuing operations excluding the after tax impact of unrealized gains or losses from the change in the mark-to-market value of the Company’s derivatives during the period.  The Company believes it is important to consider adjusted cash flow from operations and adjusted net income (loss) from continuing operations separately, as the Company believes it can often be a better way to discuss changes in operating trends in its business caused by changes in production, prices, operating costs, and related operational factors, without regard to fluctuations in future commodity prices and without regard to whether the earned or incurred item was collected or paid during that year.  The Company also uses these measures because the collection of its receivables or payment of its obligations and the change in fair market value of derivatives has not been a significant issue for the Company's business, but merely a timing issue from one period to the next, with fluctuations generally caused by considerable changes in commodity prices.  Adjusted cash flow from operations and adjusted net income (loss) from operations are not measures of financial performance under U.S. GAAP and should be considered in addition to, not as a substitute for, cash flows from operations, investing, or financing activities, nor as a liquidity measure or indicator of cash flows reported in accordance with U.S. GAAP.

The following tables provide the calculation of adjusted cash flow from operations and adjusted net income (loss) from continuing operations, non-GAAP measures, for the three months and nine months ended September 30, 2010 and 2009 (in thousands, except per share data):

Adjusted Cash Flow from Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net cash provided by operating activities	$ 21,421	$ 39,312	$ 116,792	$ 99,971
Changes in assets and liabilities	2,215	(2,012)	(14,977)	14,735
Adjusted cash flow from operations	$ 23,636	$ 37,300	$ 101,815	$ 114,706

Adjusted Net Income (Loss) from Continuing Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Net income (loss) from continuing operations	$ 3,166	$ (24,954)	$ 26,017	$ (64,555)
Unrealized (gain) loss on derivatives, net	(11,355)	34,973	(36,056)	95,735
Provision for underpayment of gas sales	3,252	-	3,252	2,581
Tax effect of above adjustments	3,078	(13,419)	12,462	(37,724)
Adjusted net income (loss) from continuing operations	$ (1,859)	$ (3,400)	$ 5,675 `	$ (3,963)
Weighted average diluted shares outstanding	19,406	16,962	19,319	15,530
Adjusted earnings per share - diluted	$ (0.10)	$ (0.20)	$ 0.29	$ (0.26)

Petroleum Development Corporation
(dba PDC Energy)
Condensed Consolidated Statements of Operations
(unaudited; in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
Natural gas and oil sales	$ 48,070	$ 42,871	$ 156,133	$ 121,440
Sales from natural gas marketing	18,337	11,062	53,613	43,200
Commodity price risk management gain (loss), net	19,029	(13,813)	74,508	(13,414)
Well operations, pipeline income and other	2,173	2,264	6,941	7,698
Total revenues	87,609	42,384	291,195	158,924

Costs, expenses and other:
Natural gas and oil production and well operations costs	16,685	14,705	48,217	44,242
Cost of natural gas marketing	18,300	10,179	52,830	41,420
Exploration expense	3,737	6,586	13,985	15,363
General and administrative expense	10,426	9,627	30,975	36,505
Depreciation, depletion and amortization	28,219	31,935	82,992	99,080
Gain on sale of leaseholds	(57)	-	(153)	(120)
Total costs, expenses and other	77,310	73,032	228,846	236,490

Operating income (loss)	10,299	(30,648)	62,349	(77,566)
Interest income	21	208	60	240
Interest expense	(8,174)	(9,221)	(23,646)	(27,024)

Income (loss) from continuing operations before income taxes	2,146	(39,661)	38,763	(104,350)
Provision (benefit) for income taxes	(1,020)	(14,707)	12,746	(39,795)
Income (loss) from continuing operations	3,166	(24,954)	26,017	(64,555)
Income (loss) from discontinued operations, net of tax	188	179	(1,729)	966
Net income (loss)	3,354	(24,775)	24,288	(63,589)
Less: net loss attributable to noncontrolling interest	(5)	(299)	(66)	(331)
Net income (loss) attributable to shareholders	$ 3,359	$ (24,476)	$ 24,354	$ (63,258)

Amounts attributable to shareholders:
Income (loss) from continuing operations	$ 3,171	$ (24,655)	$ 26,083	$ (64,224)
Income (loss) from discontinued operations	188	179	(1,729)	966
Net income (loss) attributable to shareholders	$ 3,359	$ (24,476)	$ 24,354	$ (63,258)

Earnings (loss) per share attributable to shareholders:
Basic
Income (loss) from continuing operations	$ 0.16	$ (1.45)	$ 1.36	$ (4.13)
Income (loss) from discontinued operations	0.01	0.01	(0.09)	0.06
Net income (loss) attributable to shareholders	$ 0.17	$ (1.44)	$ 1.27	$ (4.07)

Diluted
Income (loss) from continuing operations	$ 0.16	$ (1.45)	$ 1.35	$ (4.13)
Income (loss) from discontinued operations	0.01	0.01	(0.09)	0.06
Net income (loss) attributable to shareholders	$ 0.17	$ (1.44)	$ 1.26	$ (4.07)

Weighted average common shares outstanding:
Basic	19,250	16,962	19,218	15,530
Diluted	19,406	16,962	19,319	15,530

Third Quarter 2010 Teleconference and Webcast

The Company will host a conference call with investors to discuss third quarter 2010 results.  The Company invites you to join Richard W. McCullough, Chairman and Chief Executive Officer, Gysle R. Shellum, Chief Financial Officer, Barton R. Brookman, Senior Vice President – Exploration and Production, and Lance A. Lauck, Senior Vice President – Business Development, for a conference call on Monday, November 8, 2010, for a discussion of the results.  The related slide presentation will also be available on our website at www.petd.com.

Event:                           Monday, November 8, 2010, 1:00pm EST
Webcast:                           www.petd.com
Domestic:                           877-312-5520
International:                           253-237-1142
Conference ID:                           16957588

Replay Numbers:
Domestic:                           800-642-1687
International:                           706-645-9291
Conference ID:                           16957588

About PDC Energy

PDC Energy is an independent energy company engaged in the development, production and marketing of natural gas and oil.  Its operations are focused in the Rocky Mountains with additional operations in the Appalachian and Permian Basins.  PDC is included in the S&P SmallCap 600 Index and the Russell 3000 Index of Companies.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 ("Securities Act") and Section 21E of the Securities Exchange Act of 1934 ("Exchange Act") regarding our business, financial condition, results of operations and prospects.  All statements other than statements of historical facts included in and incorporated by reference into this report are forward-looking statements.  Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein, which include statements of estimated natural gas and oil production and reserves, drilling plans, future cash flows, anticipated liquidity, anticipated capital expenditures and our management’s strategies, plans and objectives.  However, these are not the exclusive means of identifying forward-looking statements herein.  Although forward-looking statements contained in this report reflect our good faith judgment, such statements can only be based on facts and factors currently known to us.  Consequently, forward-looking statements are inherently subject to risks and uncertainties, including risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of natural gas and oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes, worldwide demand and commodity prices for natural gas and oil;
•	changes in estimates of proved reserves;
•	declines in the values of our natural gas and oil properties resulting in impairments;
•	the timing and extent of our success in discovering, acquiring, developing and producing natural gas and oil reserves;
•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;
•	the availability and cost of capital to us, including the availability of funding for the consideration payable by us to consummate the prospective mergers of the four 2004 partnerships;
•	the timing and closing, if consummated, of the mergers of the four 2004 partnerships;
•	reductions in the borrowing base under our credit facility;
•	risks incident to the drilling and operation of natural gas and oil wells;
•	future production and development costs;
•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on price;
•	the effect of existing and future laws, governmental regulations and the political and economic climate of the United States of America ("U.S.");
•	changes in environmental laws and the regulations and enforcement related to those laws;
•	the identification of and severity of environmental events and governmental responses to the events;
•	the effect of natural gas and oil derivative activities;
•	conditions in the capital markets; and
•	losses possible from pending or future litigation.

Further, we urge you to carefully review and consider the cautionary statements made in this press release, our annual report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission ("SEC") on March 4, 2010, as amended August 31, 2010 ("2009 Form 10-K"), and our other filings with the SEC and public disclosures.  We caution you not to place undue reliance on forward-looking statements, which speak only as of the date made.  Other than as required under the securities laws, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this report or currently unknown facts or conditions or the occurrence of unanticipated events.

Contact:                      Marti J. Dowling
Manager Investor Relations
303-831-3926
ir@petd.com

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